EXHIBIT 23.1




                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-30330, 333-39327, 333-82137, 333-35754)
and Amendment No. 1 to Form SB-2 on Form S-3 (Reg. No. 33-18667) of MyTurn.com, Inc. of our report dated March 24, 2000, except for Note 15 for which the date is April 4, 2000 and Note 16 for which the date is November 10, 2000 relating to the consolidated financial statements, which appears in this Form 8-K.


 /s/ PricewaterhouseCoopers LLP
--------------------------------

San Jose, California
November 10, 2000


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